Exhibit 10.17

SECOND AMENDMENT TO

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Subordinated Secured Convertible Promissory Note (the “Amendment”) is entered into as of March 30, 2016 by and between Lime Energy Co., a Delaware corporation (the “Company”), and Bison Capital Partners IV, L.P. (the “Holder”), and amends that certain Subordinated Secured Convertible Promissory Note, dated as of March 24, 2015, as amended by that certain Amendment to Subordinated Secured Convertible Promissory Note dated March 31, 2015 (the “First Amendment”), by the Company in favor of the Holder (as so amended, the “Note”).  The Note is subject to the provisions of that certain Note Purchase Agreement, dated as of March 24, 2015, by and among the Company and the Holder (the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Note and the Purchase Agreement.

RECITAL

WHEREAS, Section 24 of the Note provides that the Note may be amended with the written consent of the Company and the Person holding a majority of the aggregate principal amount of the Notes outstanding.

WHEREAS, the Holder holds the Note representing the entire aggregate principal amount of the Notes outstanding.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged and agreed, the parties hereby agree to amend the Note, effective as of the date hereof, as follows:

1.             Amendment.

a.     With respect to Subsection 2(c) of the Note, the parties acknowledge that based on the consolidated financial statements prepared by the Company for the quarters listed in the table in Subsection 2(c), there was no Consolidated EBITDA Shortfall for any of such quarters and hence no Additional Interest Amount was required to be added to outstanding principal amount under the Note pursuant to Subsection 2(c).

b.     Section 2 of the Note shall be amended to redesignate Subsections 2(d) and 2(e) as Subsections 2(f) and 2(g), respectively, and to include new Subsections (d) and (e), as follows:

“(d)         If Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of any one of the fiscal quarters listed in the table below is less than the corresponding amount listed in the table below (a “Primary Consolidated EBITDA Shortfall”), then an additional 2.1277 percent of the original principal amount of this Note (a “Primary Additional Interest Amount”) will accrue as additional Interest on the Note for that period, be added to the outstanding principal amount under this Note at the next Interest Payment Date following the applicable period end date for which the Primary Consolidated EBITDA Shortfall occurred, and, from and after the date added to the outstanding principal, accrue interest in the same manner as the outstanding principal under this Note.  Each Primary Additional Interest Amount will accrue in the same fashion for each Primary Consolidated EBITDA Shortfall.  For example, if Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on June 30, 2016 is less than $6,738,000, Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on September 30, 2016 is less than $7,416,000 and Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on December 31, 2016 is at least $8,000,000, then a Primary Additional Interest Amount equal to $250,000 (2.1277 percent times the $11,750,000 original principal amount of the Note) for the Q2 2016 Primary Consolidated EBITDA Shortfall would accrue and be added to principal at the first Interest Payment Date following June 30, 2016, and a second Primary Additional Interest Amount equal to $250,000 for the Q3 2016 Primary Consolidated EBITDA Shortfall would accrue and be added to principal at the first Interest Payment Date following September 30, 2016.

Fiscal Quarter	Minimum Primary Consolidated Adjusted EBITDA (Trailing 4Qs)
Q1 2016	$6,276,000
Q2 2016	$6,738,000
Q3 2016	$7,416,000
Q4 2016	$8,000,000

“(e)         In addition to and not in substitution of the Primary Additional Interest Amounts determined in subsection (d) above, if Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of any one of the fiscal quarters listed in the table below is less than the corresponding amount listed in the table below (a “Secondary Consolidated EBITDA Shortfall”), then an additional 2.1277 percent of the original principal amount of this Note (a “Secondary Additional Interest Amount”) will accrue as additional Interest on the Note for that period, be added to the outstanding principal amount under this Note at the next Interest Payment Date following the applicable period end date for which the Secondary Consolidated EBITDA Shortfall occurred, and, from and after the date added to the outstanding principal, accrue interest in the same manner as the outstanding principal under this Note.  Each Secondary Additional Interest Amount will accrue in the same fashion for each Secondary Consolidated EBITDA Shortfall.  For example, if Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on June 30, 2016 is less than $4,292,000, Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on September 30, 2016 is less than $4,998,000 and Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on December 31, 2016 is at least $8,000,000 then a Secondary Additional Interest Amount equal to $250,000 (2.1277 percent times the $11,750,000 original principal amount of the Note) for the Q2 2016 Secondary Consolidated EBITDA Shortfall would accrue and be added to principal at the first Interest Payment Date following June 30, 2016, and a second Secondary Additional Interest Amount equal to $250,000 for the Q3 2016 Secondary Consolidated EBITDA Shortfall would accrue and be added to principal at the first Interest Payment Date following September 30, 2016.

Fiscal Quarter	Minimum Consolidated Adjusted EBITDA (Trailing 4Qs)
Q1 2016	$4,465,000
Q2 2016	$4,292,000
Q3 2016	$4,998,000
Q4 2016	$8,000,000

For the avoidance of doubt, each fiscal quarter during 2016 may have zero, one or both of a Primary Additional Interest Amount and a Secondary Additional Interest Amount added with respect to such quarter. Neither such Primary Additional Interest Amount or Secondary Additional Interest Amount will increase the Interest Rate (although each will increase the principal amount upon which such Interest Rate applies upon being added to the outstanding principal amount under the Note) and neither a Primary Consolidated EBITDA Shortfall or a Secondary Consolidated EBITDA Shortfall shall in any event be deemed an Event of Default under this Note.”

c.     Section 8(r) of the Note shall be amended and restated in full as follows:

“(r)          permit Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter to fall below the levels set forth below:

Fiscal Quarter	Minimum Consolidated Adjusted EBITDA (Trailing 4Qs)
Q1 2017	$8,276,000
Q2 2017	$8,738,000
Q3 2017	$9,416,000
Q4 2017	$10,000,000
Q1 2018	$10,000,000
Q2 2018	$10,000,000
Q3 2018	$10,000,000
Q4 2018	$10,000,000
Q1 2019	$10,000,000
Q2 2019	$10,000,000
Q3 2019	$10,000,000
Q4 2019	$10,000,000
Q1 2020	$10,000,000

d.     Subsection 4(a) of the Note shall be amended to change “Subsection 2(b) and Subsection 2(c)” to “Subsections 2(b), 2(c), 2(d) and 2(e)”.

e.     Subsection 5(a)(2) of the Note shall be amended to change “Subsection 2(b) and Subsection 2(c)” to “Subsections 2(b), 2(c), 2(d) and 2(e)”.

f.     Subsection 1(j) of the Note shall be amended by adding the following sentence:

“For the avoidance of doubt, expense associated with accounts receivable written off related to TRC shall not be excluded from Consolidated Adjusted EBITDA.”

g.     Subsection 1(p) of the Note shall be amended by adding the following sentence:

“For the avoidance of doubt, state franchise taxes shall not be added to Consolidated Net Income when calculating EBITDA.”

2.             Terms of Note.  Except as expressly modified hereby, all terms, conditions and provisions of the Note shall continue in full force and effect.  In the event of any inconsistency or conflict between the Note and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

3.             Representations and Warranties of the Company. The Company makes the following representations and warranties to Holders as of the date hereof:

a.     Due Authorization; No Conflict.

i.      The execution, delivery, and performance by the Company of this Amendment has been duly authorized by all necessary action on the part of the Company.

ii.     The execution, delivery, and performance by the Company of this Amendment will not (1) violate any provision of federal, state, or local law or regulation applicable to the Company, except where such violation contemplated in this clause (1) would not reasonably be expected to have a material adverse effect on the Company, (2) violate the Governing Documents of the Company, or any order, judgment, or decree of any court or other Governmental Authority binding on the Company,  (3) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligation of the Company, except where such conflict, breach or default contemplated in this clause (3) would not reasonably be expected to have a material adverse effect on the Company, (4) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Company, (5) require any approval of the Company’s stockholders or any approval or consent of any Person under any other Contractual Obligation of the Company, except where the failure to obtain approval contemplated by this clause (5) would not reasonably be expected to have a material adverse effect on the Company.

iii.    The execution, delivery, and performance by the Company of this Amendment will not require any registration or filing with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except where the failure to obtain, perform or provide such registration, filing, consent, approval, notice or other action would not reasonably be expected to have a material adverse effect on the Company.

iv.    This Amendment, when executed and delivered by the Company, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

v.     Any Taxes, fees and other governmental charges in connection with the execution and delivery of this Amendment will be paid.

vi.    After giving effect to this Amendment, the security interests granted in favor of Holder pursuant to the Security Documents are validly created, perfected Liens and subject only to Permitted Liens.

b.     Fraudulent Transfer.

i.      The Company is, and after giving effect to the Amendment will be, solvent.

ii.     No transfer of Property is being made by the Company and no obligation is being incurred by the Company in connection with this Amendment with the intent to hinder, delay, or defraud either present or future creditors of the Company.

c.     Material Adverse Change.  Since December 31, 2014, there has been no development or event that has had or would reasonably be expected to result in a Material Adverse Change.

4.                                      Representations and Warranties of the Holder. The Holder makes the following representations and warranties to the Company as of the date hereof:

a.              Authorization; No Contravention.  The execution, delivery and performance by it of this Amendment:  (i) is within its power and authority and has been duly authorized by all necessary action; (ii) does not contravene the terms of its Governing Documents; and (iii) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree relating to it except where such violation would not reasonably be expected to prohibit or place limitations on this Amendment.

b.              Binding Effect.  This Amendment has been duly executed and delivered by it and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

c.               Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required on the part of the Holder in connection with the execution, delivery or performance by it or enforcement against it of this Amendment.

5.                                      Fees and Expenses.  This Company shall promptly reimburse to Holder all Fees and Expenses incurred by the Holder in connection with this Amendment, up to $50,000.

6.                                      Entire Agreement.  This Amendment and the Transaction Documents constitute the entire and exclusive agreement between the parties with respect to this subject matter.  All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.  This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Subordinated Secured Convertible Promissory Note as of the date first above written.

COMPANY: LIME ENERGY CO.

By:	/s/ Adam Procell

Name:	Adam Procell

Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Subordinated Secured Convertible Promissory Note as of the date first above written.

HOLDER: BISON CAPITAL PARTNERS IV, L.P.

By:	Bison Capital Partners IV GP, L.P.
Its:	General Partner

By: Bison Capital Partners GP, LLC
Its: General Partner

By:	/s/ Andreas Hildebrand

Name:	Andreas Hildebrand

Title:	Member

ACKNOWLEDGEMENT

By executing this Acknowledgment, each Guarantor hereby (i) consents to the execution, delivery and performance by Company of this Amendment, and to each of the transactions contemplated by the Amendment, (ii) agrees that nothing contained in the Amendment shall diminish, alter, amend, except to the extent expressly stated in the Amendment, or otherwise affect its respective obligations under the Guarantee Agreement to which it is party, (iii) ratifies and confirms that the Guarantee Agreement to which it is a party shall continue in full force and effect and agrees that it shall continue to be liable under such Guarantee Agreement in accordance with the terms thereof, (iv) represents and warrants that it has no defense, counterclaim or offset right whatsoever with respect to its obligations under the Guarantee Agreement to which it is a party, (v)  represents and warrants that its execution and delivery of this Acknowledgement has been duly authorized by all necessary action on the part of such Guarantor, and (vi) represents and warrants that its consents and agreements above are not necessary for the continued validity and enforceability of the Guarantee Agreement to which it is a party.

GUARANTORS:

Lime Energy Services Co.		Landmark Electrical and Mechanical Services, LLC

By:	/s/ Adam Procell	By:	/s/ Adam Procell
Name: Adam Procell		Name: Adam Procell
Title: President		Title: President

ADVB Acquisition Corp.		EnerPath International Holding Company

By:	/s/ Adam Procell	By:	/s/ Adam Procell
Name: Adam Procell		Name: Adam Procell
Title: President		Title: President

Landmark Services Company		EnerPath Services, Inc.

By:	/s/ Adam Procell	By:	/s/ Adam Procell
Name: Adam Procell		Name: Adam Procell
Title: President		Title: President

Lime Energy Asset Development, LLC		EnerPath, Inc.

By:	/s/ Adam Procell	By:	/s/ Adam Procell
Name: Adam Procell		Name: Adam Procell
Title: President		Title: President

Lime Finance, Inc.		Lime International Ventures Limited

By:	/s/ Adam Procell	By:	/s/ Adam Procell
Name: Adam Procell		Name: Adam Procell
Title: President		Title: Director